                                                                  EXHIBIT (p)(2)

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

                                 CODE OF ETHICS

                             CERTIFICATE OF RECEIPT

I hereby certify that I have received, read and understand this Code of Ethics of Matthews International Capital Management, llc, that I have had the opportunity to ask any questions I may have had concerning the meaning and interpretation of such policies and procedures outlined therein, that I accept the obligations placed upon me by it and that I agree to abide by and comply with it.

By:          _________________________________

Print Name:  _________________________________

Date:        ________/________/________





As of October 5, 2000; Individual Officers Referred to Here In:

Chairman and Chief Executive Officer:  G. Paul Matthews
President:  Mark W. Headley
Head Trader: James E. Walter
Compliance Officer: Joseph M. O'Donnell

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

                                 CODE OF ETHICS

   To avoid any possible conflict of interest in carrying out our responsibilities to clients and the public, every director, officer and employee of Matthews International Capital Management, LLC (the "Company") is bound by this Code of Ethics. The general principles involved are stated in the following quote from the U.S. Securities and Exchange Commission:

          "An investment advisor is a fiduciary. As such he owes his clients undivided loyalty, should not engage in any activity in conflict with the interest of any client, and should take the steps reasonably necessary to fulfill his fiduciary obligations. Thus, an investment advisor must not only refrain from effecting, on his own behalf, securities transactions which are inconsistent with his fiduciary obligation; he should also be reasonably certain that persons associated with him are not improperly utilizing the information which they obtain in the conduct of the investment advisory business in such manner as to adversely affect the interest of clients or limit the advisor's ability to fulfill his fiduciary obligations."

          The goal of this Code of Ethics is the prohibition of any activity which causes a conflict of interest; in actuality as well as in appearance. To avoid even the appearance of any conflict of interest in the dealings of the Company all employees, officers and directors:

          1. are prohibited from seeking or accepting any gifts, favors, preferential treatment or valuable consideration of any kind offered from any broker/dealer or other company or persons involved in the securities industry because of their association with the Company. If you receive any unsolicited gift that has a value in excess of $50.00, you must immediately report the gift to the Company's Compliance Officer and thereafter give that unsolicited gift to the charity of the your choice.

          2. are prohibited from releasing any information (except to those concerned with the transaction) as to any portfolio changes proposed or in process, until such information shall become publicly available. No information may be divulged to any outsider concerning wither proposed or partially completed programs to buy or sell particular securities.

          3. must conduct any personal transactions in such a way as to not conflict with the interest of any Company client. It is the responsibility of each employee, officer and director to know who are the clients of the Company.

          4. are prohibited from entering into any transaction based on material non-public information, or communicating material nonpublic information to others in violation of the law.

          5. must report all personal transactions in securities in which you have a direct or indirect beneficial ownership within ten days of the end of each calendar quarter.

   What Accounts and Securities are Covered by this Code of Ethics?
   ----------------------------------------------------------------

   This Code of Ethics relates to any account established, or transactions contemplated, in which any employee, officer or director of the Company has discretionary authority, and which is for the benefit of any employee, officer or director of the Company, their spouse, minor children, any living relative thereof living therewith or any person receiving support therefrom.

   This Code of Ethics does not relate to any account established, or transactions contemplated, in which any employee, officer or director of the Company has no direct or indirect influence or control, non-volitional transactions, automatic dividend reinvestment plan, exercise of rights issued by an issuer pro rata to all holders of a class of its securities (if the rights were acquired from the issuer), or to the sale of any such rights acquired from the issuer.

   This Code of Ethics does not relate to any security issued by the United States Government, or its agencies which are deemed the direct obligations of the United States Government, bankers' acceptances, certificates of deposit, commercial paper, variable contracts issued by insurance companies, or securities of open-end management investment companies registered under the Investment Company Act of 1940, as amended, (mutual funds).

ALL EMPLOYEES, OFFICERS AND DIRECTORS OF THE COMPANY ARE REQUIRED TO READ, UNDERSTAND, FOLLOW AND RETAIN THIS CODE OF ETHICS. ALL QUESTIONS ARE TO BE DIRECTED TO THE COMPLIANCE OFFICER.

                       POLICY STATEMENT ON INSIDER TRADING
                       -----------------------------------

   The Company forbids all employees, officers and directors from trading, either personally or on behalf of others, including accounts managed by the Company, on material non-public information, or communicating material non-public information to others in violation of any law. This conduct is frequently referred to as "insider trading." The Company's policy extends to all trading activities.

   The Term "insider Trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities, whether or not one is an "insider" or to the communication of material non-public information to others.

   While the law concerning insider trading is not static, it is generally understood that the law prohibits:

         1. trading by an insider while in possession of material non-public information;

         2. trading by a non-insider while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

         3. communicating material non-public information to others.

   Who is an Insider?
   ------------------

   The concept of being an insider is analyzed and determined broadly. Generally, if there is a valid question as to whether a person is or is not an insider, it will be presumed that he or she is an insider unless there is compelling reasons to decide otherwise. Insiders include any employee, officer or director of the Company. In addition, any employee, officer or director of the Company can become a "temporary insider" of another company if she or he enters into a special confidential relationship in the conduct of that company's affairs and as a result is given access to information solely because of that relationship. A temporary insider can include, among others, a financial analyst, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. According to the United States Supreme Court, such company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

   What is Material Information?
   ----------------------------

   Trading on inside information is not illegal unless the information is material. "Material information" is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Examples of material information include (but are not limited to):

         dividend changes
         earnings estimates
         changes in previously released earnings estimates significant merger or acquisition proposals or agreements major litigation liquidation problems extraordinary management developments

   Material information does not have to relate to a company's business. For example in the court case of CARPENTER v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

   What is Non-Public Information?
   -------------------------------

   Information is non-public until it has be effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the U.S. Securities and Exchange Commission, or appearing in a news service would be considered public.

   Penalties for Insider Trading
   -----------------------------

   Penalties for trading on, or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their company. A person can be subject to some or all of the penalties below, even if that person does not benefit personally from the violation:

         Termination from the Company
         Civil Injunctions
         Treble Damages (multiply any damages by 3, then pay)

         Disgorgement of Profits
         Jail
         Fines to the Person
         Fines to the Company

   Procedures to Implement Insider Trading Policy
   ----------------------------------------------

   The following procedures have been established to aid you in avoiding insider trading and to aid the Company in preventing, detecting and imposing sanctions against insider trading and the insider trader. Every employee, officer or director of the Company must follow these procedures or risk serious sanctions some of which are listed above. Direct any questions to the Compliance Officer.

   Identifying Inside Information
   ------------------------------

   Before trading for yourself or others, including accounts managed by the Company, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

          1. Is the information material? That is, would this information be considered important in making an investment decision? Would this information substantially affect the market price of the securities if generally disclosed?

          2. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the market place by being published in Reuters, the Wall Street Journal, or other publications of general circulation?

   If, after consideration of the questions above you believe, or if you have questions as to whether the information is material and non-public, take the following steps:

          1. Report the matter immediately to the Compliance Officer.

          2. Do not purchase or sell the securities on behalf of yourself or others, including accounts managed by the Company

          3. Do not communicate the information inside or outside the Company, other than to the Compliance Officer

   After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

   Restricting Access to Material Non-Public Information
   -----------------------------------------------------

   Information in your possession that you identify as material and non-public may not be communicated to anyone, including persons within the Company, except as provided above. In addition, you should take care so that such information is secure. For example, seal files containing material non-public information and restrict access to computer files containing material non-public information.

   Resolving Issues Concerning Insider Trading
   -------------------------------------------

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   If, after consideration of the items set forth above, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Compliance Officer before trading or communicating the information to anyone.

              POLICY STATEMENT ON PERSONAL SECURITIES TRANSACTIONS
              ----------------------------------------------------

   To avoid even the appearance of any conflict of interest between its clients and its employees, officers and directors, the Company must place restrictions upon the personal securities transactions of its employees, officers and directors. Each employee, officer and director of the Company recognizes and submits to these restrictions as part of their association with the Company.

   Except as set forth below, the Company forbids all employees, officers and directors (only so long as that director is privy to the investment program of the Company) from trading, either personally or on behalf of others, including accounts managed by the Company or in which they have a direct or indirect beneficial ownership, in any security that is currently trading, or being considered for trading, in any account managed by the Company until five (5) business days after the last trade has been effected in any such managed account. In addition, the Company forbids all employees, officers and directors (only so long as that director is privy to the investment program of the Company) from directly, indirectly or beneficially owning any Asian security unless that ownership is through an investment company registered under the Investment Company Act of 1940, as amended (a mutual fund).

   Consistent with the legal definition of "beneficial ownership" and "personal account," if a portfolio manager associated with the Company manages a private account that is deemed to be a personal account due to the family relationship of the shareholders of that account, that portfolio manager may trade securities, including Asian securities only for such an account, with the prior written approval of the Chief Investment Officer or the President of the Company for each such trade.

   Procedures to Implement Personal Securities Transactions Policy
   ---------------------------------------------------------------

   Prior to entering any order for personal securities transactions, each employee, officer and director (only so long as that director is privy to the investment program of the Company) must submit a request form (Exhibit C) to the Head Trader for permission to make any trade. The Head Trader will determine if any client trades are pending, or if there have been any trades within the guidelines stated above.

   If the security has been traded in any client account during the past five
   (5) business days, or is expected to be traded, the transaction will not be approved.

   If the security involved is not currently being traded, has not traded in any client account during the past five (5) business days, or is not currently being considered for trading in any client account, the transaction may be approved.


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   The Head Trader will initial the form indicating approval or disapproval of each transaction. If approval for a specific transaction is given, that approval is only valid for the day on which it is given. All requests, whether approved or denied, will be maintained in that employees' confidential trading file which is maintained by the Compliance Officer.

   Any transactions by the Head Trader will be so considered by the Chief Investment Officer or the President of the Company.

                              MONITORING COMPLIANCE
                              ---------------------

   On implementation of this policy, every officer, director and employee of the Company is required to sign the certificate accompanying this Code of Ethics certificating that they have read it, and understand it and agree to comply with the spirit and letter of it. Thereafter, all new employees will be required to sign such a certificate as a condition of employment.

   In addition, each employee, officer and director of the Company is required to disclose all accounts in that person's name or for which they have beneficial ownership thereof with any brokerage firm or other financial institution through which any securities may be purchased or sold using the form attached as Exhibit B and forward to the Compliance Officer copies of the account statement at least quarterly from such accounts. Thereafter, each employee, officer and director of the company must advise and receive the permission of the Compliance Officer before opening any new or additional such account.

   Within 10 days after each calendar quarter each employee, officer and director (only so long as that director is privy to the investment program of the Company) is required to provide the Company's Compliance Officer with a report of all trades in any security made by them during that quarter on the form attached hereto as Exhibit D.

   Each January every employee, officer and director is required to sign a certificate in the form attached as Exhibit A certificating that they are in compliance with the Code of Ethics.

   All confirmations, statements, forms and other information will be reviewed to monitor compliance with this Code of Ethics. The Company reserves the right to require an employee, officer or director (only so long as that director is privy to the investment program of the Company) to take any action concerning a personal securities transaction which it deems is in the best interest of the Company and to maintain compliance with this Code of Ethics. The Company will keep confidential all information concerning compliance with this Code of Ethics unless required by law to do otherwise.

   The Chief Executive Officer of the Company has final interpretive authority of this Code of Ethics with the advice of the Compliance Officer and counsel to the Company.

VIOLATION OF THE COMPANY'S PERSONAL TRADING POLICY SUBJECTS AN EMPLOYEE, OFFICER OR DIRECTOR OF THE COMPANY TO SANCTIONS INCLUDING TERMINATION AND CRIMINAL PROSECUTION.

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

                                 CODE OF ETHICS

                                    EXHIBIT A

I hereby certify that, since the date on which I received a copy of the Code of Ethics of Matthews International Capital Management, LLC, or the date of my last certification, whichever is later, I have complied in all respects with such Code.

By:           _________________________________

Print Name:   _________________________________

Date:         ________/________/________

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

                                 CODE OF ETHICS

                                    EXHIBIT B

            Accounts with Brokerage Firms and Financial Institutions
            --------------------------------------------------------

---------------------------------------- -------------------- ----------------- -------------------
     BROKER/FINANCIAL INSTITUTION          ACCOUNT NUMBER       ACCOUNT NAME       RELATIONSHIP
---------------------------------------- -------------------- ----------------- -------------------
---------------------------------------- -------------------- ----------------- -------------------

---------------------------------------- -------------------- ----------------- -------------------

---------------------------------------- -------------------- ----------------- -------------------

---------------------------------------- -------------------- ----------------- -------------------

---------------------------------------- -------------------- ----------------- -------------------

---------------------------------------- -------------------- ----------------- -------------------

---------------------------------------- -------------------- ----------------- -------------------

---------------------------------------- -------------------- ----------------- -------------------

---------------------------------------- -------------------- ----------------- -------------------

---------------------------------------- -------------------- ----------------- -------------------


I CERTIFY THAT THE INFORMATION GIVEN ABOVE IS TRUE, ACCURATE AND COMPLETE AS OF THE DATE BELOW AND WILL MAINTAIN IT THAT WAY BY SUPPLEMENTING THE INFORMATION IN THE EVENT OF ITS CHANGE.

By:          _________________________________

Print Name:  _________________________________

Date:        ________/________/________

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

                                 CODE OF ETHICS

                                    EXHIBIT C

                   PERSONAL SECURITY TRANSACTION AUTHORIZATION
                   -------------------------------------------

PLEASE COMPLETE ALL INFORMATION BELOW, HAVE AUTHORIZED BY THE APPROPRIATE PERSON AND DELIVER TO COMPLIANCE OFFICER. KINDLY KEEP A COPY OF THE FULLY EXECUTED FORM FOR YOUR RECORDS.

EMPLOYEE NAME:             ___________________________________________

ACCOUNT TITLE:             ___________________________________________

PROPOSED TRADE DATE:       ______/______/______

NAME OF SECURITY :                  ___________________________________________

NUMBER OF SHARES / DOLLAR AMOUNT:   ____________________     BUY         SELL


                                  AUTHORIZATION
                                  -------------

The undersigned officer of Matthews International Capital Management, LLC hereby certifies the following information:

          The above security (please check one) HAS ____; HAS NOT _____ been approved for purchase or sale for client accounts within the last five business days, or is currently being considered for trading in client accounts.

          There (please check one) ARE _____; ARE NOT _____ currently any open orders for client accounts, or have been any purchases or sales for client accounts within the past five days.

REQUEST APPROVED:                                REQUEST DENIED:
-------------------                              -----------------

BY: ___________________________________          DATE: _____/_____/_____

COMENTS:________________________________________________________________

NAME:_____________________      DATE COMPLETED:  __//__
                                DUE DATE: TEN DAYS AFTER END OF CALENDAR QUARTER

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                 ----------------------------------------------

                                 CODE OF ETHICS
                                 --------------

                                    EXHIBIT D
                                    ---------

    Quarterly Report of Personal Securities Transactions for Calendar Quarter
                           ended ______/______/______

    --------------------- --------------- -------------------------- ----------------- ----------- ------------
          Date of            Buy/Sell         Name of Security          Number of         Price      Broker
        Transaction                                                       Shares
    --------------------- --------------- -------------------------- ----------------- ----------- ------------
    --------------------- --------------- -------------------------- ----------------- ----------- ------------

    --------------------- --------------- -------------------------- ----------------- ----------- ------------

    --------------------- --------------- -------------------------- ----------------- ----------- ------------

    --------------------- --------------- -------------------------- ----------------- ----------- ------------

    --------------------- --------------- -------------------------- ----------------- ----------- ------------

    --------------------- --------------- -------------------------- ----------------- ----------- ------------

    --------------------- --------------- -------------------------- ----------------- ----------- ------------

    --------------------- --------------- -------------------------- ----------------- ----------- ------------

    --------------------- --------------- -------------------------- ----------------- ----------- ------------

    --------------------- --------------- -------------------------- ----------------- ----------- ------------

  Check here if you did not make any reportable transactions.

  Check here if a list of all transactions is attached to this form.

By signing below I certify that the information contained herein is accurate and complete and is made in compliance with the Code of Ethics of Matthews International Capital Management, LLC.

__________________________________________________________
Name/Signature

Reviewed and received by:  _____________________, on __/__/__
                           Compliance Officer